Exhibit 99.1

Contact: Andre Scholz

Phone: 1-212-239-8210 FOR IMMEDIATE RELEASE

E-mail: ascholz@kiwiboxinc.com

KIWIBOX.COM AND KWICK! LAUNCH UPDATED IPHONE APP AND MOBILE HTML5 VERSION

(September 18th, 2012) New York, NY – The Kiwibox.com [KIWB:BB] Network is proud to announce the inclusion of its event platform and the ability to attend an event on the newly released version of both the Kiwibox and KWICK! iPhone applications. Bringing this web-based connectivity to the Kiwibox.com and KWICK! event pages is the latest addition to Kiwibox.com Network’s technology. The introduction of the updated IPhone APP and HTML5 version sustains our popularity with our membership, hallmarks of our constant social media progress since the site’s inception.

To reinforce this mobile activity, Kiwibox just released a mobile Html 5 version of its website under the URLs “m.kiwibox.com” and “m.kwick.de, with all website features included. This mobile browser version can be used on all mobile devices independent of its app function and is the basis for our future mobile app development.

Unlike competing platforms, Kiwibox and KWICK! use a “geo-targeting” system built into the application to alert users of near-by events, coordinated to their location via push notification technology. Through these notifications users of both social networks won’t miss the opportunity to attend locale events and connect with current and prospective friends. These full-fledged mobile integrations of Kiwibox.com and KWICK’s event based social networking provides our on-the-go members with the ability to view upcoming events, alert their friends when they are attending events, observe the photo galleries from these Kiwibox and KWICK! events and stay connected.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. On December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and changed its name to Kiwibox.com, Inc., the New York-based social network. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de, Half a year later Kiwibox.com successfully released an English-Version for the US-market, www.pixunity.com. On September 31st, 2011 Kiwibox.com acquired the German social network community Kwick!, and finalized the acquisition in May 2012. KWICK!'s functionality mirrors that of Kiwibox,com, and maintains an activity rate of more than 2 billion page impressions a month. In the 2nd Quarter 2012 Kiwibox.com announced the Spanish versions of its social network platforms kiwibox.com and Kwick.de . Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.